UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

June 2, 2009
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

P. O. Box 760
5300 Claus Road
Riverbank, CA 95367

(209) 863-6200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On June 2, 2009 (the “First Close”), ECO2 Plastics, Inc. (the “Company”) received loans in the total amount of $1.5 million and on June 12, 2009 (the “Second Close”) the Company received loans in the total amount of $0.6 million pursuant to a total financing expected to be up to $2.5 million. These loans (collectively, the “Loans”) were made pursuant to convertible secured promissory notes (“Notes”) secured by all of the assets of the Company.  The Notes accrue interest at a rate of 8% per annum, are due and payable three years from the date of issuance, and are convertible into Series D Convertible Preferred Stock of the Company at a price of $0.0017 per share.  Notes issued on the First Close mature on June 2, 2012 and Notes issued on the Second Close mature on June 12, 2012.

Several of the purchasers of Notes have previously invested in the Company, including Peninsula Packaging, LLC and Trident Capital, Inc., each of whom has a representative on the Board of Directors of the Company; Tom Hutton and William Whittaker, each currently a member of the Board of Directors; and Rodney Rougelot, who is the CEO of the Company and a member of the Board of Directors.

The Loans were obtained as part of a total financing of up to $2.5 million pursuant to the terms of a convertible note purchase agreement entered into by the purchasers of the Notes.  A copy of the purchase agreement is attached hereto as Exhibit 10.1.  The financing is being made solely with accredited investors, within the meaning of Rule 501(a) of Regulation D under the Securities Act, in a private placement transaction.  The purpose of the financing is to fund capital equipment purchases and implementation and ordinary course working capital needs.  None of the proceeds of the Loans will be used to reduce or retire any existing debt of the Company (other than for trade payables).

In addition to executing the purchase agreement referenced above, investors executed a Second Amended and Restated Subordination and Intercreditor Agreement (the “Intercreditor Agreement”), which allows approximately $5.6 million of convertible notes held by certain investors to be subordinated to the Notes due in June 2012; provided that so long as at the time of and after giving effect to any such payment of principal or interest due on subordinated debt, no event of default has occurred under the Notes, security agreements and other documents evidencing the Loans, or would occur as a result thereof, the Company may make regularly scheduled payments of principal and interest on such subordinated debt. A copy of the Intercreditor Agreement is attached hereto as an exhibit to the purchase agreement attached as Exhibit 10.1.

Item 2.03           Creation of a Direct Financial Obligation.

In connection with the financing mentioned above, on June 2, 2009 and June 12, 2009, the Company became obligated on a direct financial obligation in the total amount of $2.1 million.  The Loans accrue interest at a rate of 8% per annum and are due and payable three years from the date of issuance.  Under the terms of the Loans, the principal amount of and accrued, unpaid interest on the Loans is convertible into certain preferred stock or certain other equity securities of the Company.

Item 1.01 is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(c) Exhibits.

10.1           Copy of Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2PLASTICS, INC.
(Registrant)

Date: June 18, 2009

/s/ Rodney S. Rougelot
Rodney S. Rougelot, CEO